UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 281 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 15, 2021, Noble Corporation (“Noble”) completed its previously announced merger (the “Merger”) with Pacific Drilling Company, LLC (“Pacific Drilling”). In connection with the Merger, and pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 25, 2021, by and among Noble, Duke Merger Sub, LLC, a wholly owned subsidiary of Noble, and Pacific Drilling, (a) each membership interest in Pacific Drilling was converted into the right to receive 6.366 Noble ordinary shares (the “Noble Shares”) and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.553 Noble Shares.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On April 15, 2021, in connection with the closing of the Merger, Noble entered into a Registration Rights Agreement (the “RRA”) with each of the holders identified therein (the “Holders”), pursuant to which, among other things, Noble will be required to file with the Securities and Exchange Commission a registration statement registering for resale the Noble Shares issuable to the Holders upon consummation of the Merger, and subject to certain limitations set forth therein, certain Holders have customary demand and piggyback registration rights. In addition, pursuant to the RRA, certain Holders have the right to require Noble, subject to certain limitations set forth therein, to effect a distribution of any or all of their Noble Shares by means of an underwritten offering. Noble is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

The foregoing summary of the RRA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the RRA, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference herein. The securities that are issued in connection with the consummation of the Merger will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 above regarding the RRA is incorporated into this Item 3.03 by reference.

Item 7.01	Regulation FD Disclosure.

On April 16, 2021, Noble issued a press release announcing the closing of the Merger. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted under this item, Noble will file the historical financial statements required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

As permitted under this item, Noble will file the pro forma financial information required to be filed by this item by amendment to this Current Report not later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of April 15, 2021, among Noble and the holders party thereto.

99.1	Press Release, dated as of April 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Noble agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

	By:	/s/ William E. Turcotte
	Name:	William E. Turcotte
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: April 16, 2021

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